EXHIBIT 16


                         COMISKEY & COMPANY, P.C.
                       789 Sherman Street, Suite #440
                           Denver, Colorado 80203
                 Telephone: 303-830-2255 Facsimile: 303-830-0876

                              August 3, 2004



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir and/or Madam:

We have read the statement about our firm included under Item 4 in the Form 8-K, dated June 22, 2004, of The Heritage Organization, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




                                                   Very truly yours,

                                                   /s/ Comiskey & Company
                                                   ----------------------
                                                   COMISKEY & COMPANY
                                                   Professional Corporation